Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Announces

Preliminary Full Year 2022 Revenue Growth of Approximately 44%;

2023 Initial Revenue Guidance Suggests Further Growth

●	Unaudited preliminary 2022 revenue expected to be between $19.0 million and $19.2 million, in line with expectations when excluding international DNR tool fleet sale

●	Unaudited preliminary fourth quarter revenue expected to be up approximately 33%

●	Providing initial guidance for 2023: expect revenue in range of $24 million to $27 million

●	International channel partner and distributor agreement under review

●	Full year 2022 results to be announced pre-market Friday, March 10, 2023 followed by teleconference and webcast at 12:00 ET that day

VERNAL, UT, February 14, 2023 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today announced unaudited preliminary revenue for the fourth quarter and full year ended December 31, 2022, the Company’s initial 2023 revenue expectations and an update on its international channel partner agreement.

Preliminary Revenue for Fourth Quarter and Full Year 2022 Demonstrates Successful Execution of Growth Plans

SDP’s unaudited preliminary 2022 revenue is expected to be in the range of $19.0 million to $19.2 million, in line with the Company’s earlier guidance of $18 million to $20 million, when excluding the initial Drill-N-Ream® (“DNR”) tool fleet sale to Bin Zayed Petroleum. The midpoint of the preliminary range represents an increase in revenue of 44% over 2021. Fourth quarter 2022 preliminary revenue is expected to be in the range of $5.2 million to $5.3 million and comprised of 85% from North America with the remaining from International markets. Preliminary results are subject to change pending review by the Company’s independent accountants.

“We have continued to execute well and capture the strong market conditions in the U.S. and growing market in the Middle East for our wellbore conditioning tool, the DNR. Equally important to our success has been the demand for our contract services work, which largely reflected the manufacture and refurbishment of drill bits and other related tools for a long-time legacy customer. We are extremely proud of our team’s performance during 2022, as we have overcome a tight labor market and macro challenges with over forty percent top-line growth,” commented Troy Meier, Chairman and CEO.

2023 Revenue Outlook

Mr. Meier continued, “Our many accomplishments this past year have positioned us well as we look to 2023 and the growth potential available to SDP. Operationally, we significantly increased our capacity with new machining centers, customized equipment that was designed and fabricated in-house, and improved processes, training and hiring. We also enhanced our sales and marketing team and are on track to open our MENA service center during the first quarter of 2023, which we believe will open a number of opportunities in that region to replicate what we have done in North America. This year has started off with strong demand driven both by the U.S. and Middle East markets and we expect to continue to see growth throughout the remainder of 2023.”

Superior Drilling Products, Inc. Announces Preliminary Full Year 2022 Revenue Growth of Approximately 44%;
2023 Initial Revenue Guidance Suggests Further Growth

February 14, 2023

Full year 2023 revenue is expected to be approximately $24 million to $27 million, which represents year-over-year growth of approximately 34% at the mid-point of the range. This revenue estimate assumes no contribution from the recent international channel partner and distribution agreement with Bin Zayed discussed in more detail below.

International Channel Partner Update

As previously disclosed, the Company entered into an exclusive channel partner and distribution agreement with Bin Zayed Petroleum for Investment Limited to market and distribute SDP’s DNR to key end markets in the Middle East and North Africa. As part of the agreement, SDP anticipated receiving an initial $3.8 million purchase of DNR tools during the fourth quarter of 2022. To date, those funds have not been received. As a result, SDP has sent Bin Zayed a Notice of Defaults Letter and has offered Bin Zayed the opportunity to cure the multiple defaults in accordance with the agreement, which SDP believes Bin Zayed has committed. Should Bin Zayed elect not to cure the defaults, then SDP will conclusively determine at that time if it desires to terminate the agreement.

Mr. Meier commented, “We have significant opportunity for the DNR internationally and plan to leverage the success which our unique wellbore conditioning tool has been having in the Middle East market. While we would have appreciated the opportunity to work with Bin Zayed, we recognized that their many priorities impeded our ability to advance at the pace we would have liked in that market with them.”

Fourth Quarter and Full Year 2022 Teleconference and Webcast

The Company will release its complete fourth quarter and full year 2022 financial results before the opening of financial markets on Friday, March 10, 2023, and will host a conference call that same day.

Friday, March 10, 2023

10:00 a.m. Mountain Time (12:00 p.m. Eastern Time)

Phone: (201) 689-8470

Webcast and accompanying slide presentation: www.sdpi.com

A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Friday, March 17, 2023. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13735236 or access the webcast replay via the Company’s website at www.sdpi.com, where a transcript will be posted once available.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® wellbore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Superior Drilling Products, Inc. Announces Preliminary Full Year 2022 Revenue Growth of Approximately 44%;
2023 Initial Revenue Guidance Suggests Further Growth

February 14, 2023

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry; possible impacts on our business due to a global recession; the potential for further conflicts in Eastern Europe; the effectiveness of success at expansion in the Middle East and other markets; options available for market channels in North America; the deferral of the commercialization of the Strider technology; the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, contact investor relations:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com